Exhibit 99.1

For more information, contact: Sean Goodman Chief Financial Officer (336) 316-5424

Unifi Announces Second Quarter 2016 Results

GREENSBORO, N.C., January 20, 2016 – Unifi, Inc. (NYSE: UFI) today released preliminary operating results for the second quarter ended December 27, 2015. Net income for the second quarter ended December 27, 2015 was $6.5 million, or $0.36 per basic share, compared to net income of $9.4 million, or $0.52 per basic share, for the prior year second quarter. The Company is reporting Adjusted Net Income of $6.9 million, or $0.38 of Adjusted EPS, for the second quarter of fiscal year 2016, compared to Adjusted Net Income of $9.0 million, or $0.50 of Adjusted EPS, for the prior year second quarter. The above results reflect strong operating performance, significantly impacted by lower earnings from Parkdale America, LLC and devaluation of the Brazilian Real.

Highlights for the second quarter of fiscal year 2016 included:

●	Gross margin, as a percentage of sales, remained strong at 14.0%, consistent with the prior year comparable quarter;
●	Adjusted EBITDA, as a percentage of sales, improved to 10.0%, from 9.7% for the prior year second quarter;
●	Net cash provided by operating activities increased to $15.4 million for the six months ended December 27, 2015, up $5.8 million from the prior year comparable period; and
●

Principal under the term loan of the Company’s existing credit agreement was increased to $95.0 million, as part of the first annual reset under that facility, enhancing the Company’s ability to continue its growth-oriented capital projects.

Net sales were $156.3 million for the second quarter of fiscal year 2016 compared to $164.4 million for the prior year quarter. The sales decline was a result of the devaluation of the Brazilian Real and pricing declines in the Polyester Segment associated with lower raw material costs. However, the Polyester and Nylon Segments experienced sales volume increases. Strong performance for the Company’s regional texturing business and premier value-added products, as well as continued growth for the Company’s subsidiary in China, helped drive strong overall gross margin in the December quarter.

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Unifi Announces Second Quarter 2016 Results – page 2

“We are very pleased with the strong performance in our domestic operations, which continues to be driven by the increase in synthetic apparel produced in the NAFTA and CAFTA regions and the strength of our premier value-added yarns,” said Roger Berrier, President and Chief Operating Officer of Unifi. “The capital investments that we have made to support capacity growth and the production of our premier value-added products are delivering results consistent with our expectations, and they have helped the Company offset the negative impact of the currency devaluation in Brazil and the loss from Parkdale America in the quarter.”

Net debt (total debt less cash and cash equivalents) at December 27, 2015 was $117.5 million, compared to $94.1 million at June 28, 2015, consistent with the Company’s previously announced capital investment plans. As of December 27, 2015, the Company had $65.1 million of available borrowing capacity under its revolver.

Cash and cash equivalents were $19.4 million as of December 27, 2015, up $9.4 million compared to cash and cash equivalents as of June 28, 2015.

Net income for the six months ended December 27, 2015 was $14.5 million, or $0.81 per basic share, compared to net income of $16.5 million, or $0.90 per basic share, for the prior year period. The Company is reporting Adjusted Net Income of $14.9 million, or $0.83 of Adjusted EPS, for the six months ended December 27, 2015, compared to Adjusted Net Income of $15.0 million, or $0.82 of Adjusted EPS, for the prior year period. Similar to the results for the quarter, these year-to-date results reflect strong operating performance that was significantly impacted by lower earnings from Parkdale America, LLC and devaluation of the Brazilian Real.

Bill Jasper, Chairman and CEO of Unifi, added, “Despite soft U.S. holiday apparel sales and weakening China growth, our North American and China businesses grew both revenue and earnings. I expect continued growth as our strategic capital investments are brought on line in the next year or two. I also anticipate improved performance in Brazil, as we gain market share there against weaker competitors struggling in the current economic environment.”

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Unifi Announces Second Quarter 2016 Results – page 3

The Company will provide additional commentary regarding its second quarter results and other developments during its earnings conference call on January 21, 2016, at 8:30 a.m. Eastern Time. The call can be accessed by telephone by dialing (877) 359-9508 (Domestic) or (224) 357-2393 (International) and providing the conference ID number 2332613 when prompted. The call will be webcast live at http://investor.unifi.com/ and will be available for replay approximately two hours after the live event. Additional supporting materials and information related to the call, as well as the Company's financial results for the December 2015 quarter, will also be available on the website.

Unifi, Inc. (NYSE: UFI) is a multi-national manufacturing company that produces and sells textured and other processed yarns designed to meet customer specifications, and premier value-added (“PVA”) yarns with enhanced performance characteristics. Unifi maintains one of the textile industry’s most comprehensive polyester and nylon product offerings. Unifi enhances demand for its products, and helps others in creating a more effective textile industry supply chain, through the development and introduction of branded yarns that provide unique performance, comfort and aesthetic advantages. In addition to its flagship REPREVE® products – a family of eco-friendly yarns made from recycled materials – key Unifi brands include: SORBTEK®, REFLEXX®, aio® - all-in-one performance yarns, SATURA®, AUGUSTA® A.M.Y.®, MYNX® UV, and MICROVISTA®. Unifi's yarns are readily found in the products of major brands in the apparel, hosiery, automotive, home furnishings, industrial and other end-use markets. For more information about Unifi, visit www.unifi.com; to learn more about REPREVE®, visit www.repreve.com.

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Financial Statements and Reconciliations to Adjusted Results to Follow

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Unifi Announces Second Quarter 2016 Results – page 4

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(amounts in thousands)

	December 27, 2015	June 28, 2015
ASSETS
Cash and cash equivalents	$19,417	$10,013
Receivables, net	78,149	83,863
Inventories	108,975	111,615
Other current assets	7,762	7,473
Total current assets	214,303	212,964

Property, plant and equipment, net	159,210	136,222
Investments in unconsolidated affiliates	113,710	113,901
Other non-current assets	10,518	13,285
Total assets	$497,741	$476,372

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable and other current liabilities	$48,364	$62,339
Current portion of long-term debt	15,050	12,385
Total current liabilities	63,414	74,724
Long-term debt	121,837	91,725
Other long-term liabilities	14,108	10,830
Total liabilities	199,359	177,279

Total Unifi, Inc. shareholders’ equity	296,412	297,494
Non-controlling interest	1,970	1,599
Total shareholders’ equity	298,382	299,093
Total liabilities and shareholders’ equity	$497,741	$476,372

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Unifi Announces Second Quarter 2016 Results – page 5

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(amounts in thousands, except per share amounts)

	For the Three Months Ended		For the Six Months Ended
	December 27, 2015	December 28, 2014	December 27, 2015	December 28, 2014
Net sales	$156,336	$164,422	$318,501	$339,983
Cost of sales	134,523	141,493	275,704	296,604
Gross profit	21,813	22,929	42,797	43,379
Selling, general and administrative expenses	12,419	12,971	23,249	24,620
Provision for bad debts	559	62	1,172	646
Other operating expense (income), net	206	(38)	60	562
Operating income	8,629	9,934	18,316	17,551
Interest income	(166)	(309)	(329)	(626)
Interest expense	816	1,209	1,800	2,028
Equity in earnings of unconsolidated affiliates	(303)	(3,281)	(3,163)	(7,002)
Income before income taxes	8,282	12,315	20,008	23,151
Provision for income taxes	2,088	3,193	6,028	7,354
Net income including non-controlling interest	6,194	9,122	13,980	15,797
Less: net (loss) attributable to non-controlling interest	(270)	(296)	(509)	(698)
Net income attributable to Unifi, Inc.	$6,464	$9,418	$14,489	$16,495

Net income attributable to Unifi, Inc. per common share:
Basic	$0.36	$0.52	$0.81	$0.90
Diluted	$0.35	$0.50	$0.78	$0.88

Weighted average common shares outstanding::
Basic	17,823	18,180	17,872	18,235
Diluted	18,457	18,782	18,503	18,835

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Unifi Announces Second Quarter 2016 Results – page 6

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(amounts in thousands)

	For The Six Months Ended
	December 27, 2015	December 28, 2014
Cash and cash equivalents at beginning of year	$10,013	$15,907
Operating activities:
Net income including non-controlling interest	13,980	15,797
Adjustments to reconcile net income including non-controlling interest to net cash provided by operating activities:
Equity in earnings of unconsolidated affiliates	(3,163)	(7,002)
Distributions received from unconsolidated affiliates	2,947	—
Depreciation and amortization expense	8,676	8,986
Non-cash compensation expense	1,552	1,897
Deferred income taxes	5,266	1,620
Other, net	(365)	(52)
Changes in assets and liabilities	(13,501)	(11,681)
Net cash provided by operating activities	15,392	9,565

Investing activities:
Capital expenditures	(27,419)	(13,442)
Proceeds from sale of assets	2,103	101
Other, net	(707)	(91)
Net cash used in investing activities	(26,023)	(13,432)

Financing activities:
Proceeds from long-term debt	109,965	101,400
Payments on long-term debt	(83,071)	(89,630)
Common stock repurchased and retired under publicly announced programs	(6,211)	(4,160)
Contributions from non-controlling interest	880	720
Other, net	(344)	(406)
Net cash provided by financing activities	21,219	7,924

Effect of exchange rate changes on cash and cash equivalents	(1,184)	(2,067)
Net increase in cash and cash equivalents	9,404	1,990
Cash and cash equivalents at end of period	$19,417	$17,897

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Unifi Announces Second Quarter 2016 Results – page 7

RECONCILIATIONS OF REPORTED RESULTS TO ADJUSTED RESULTS (Unaudited)

(amounts in thousands)

The reconciliations of the amounts reported under U.S. generally accepted accounting principles (“GAAP”) for Net income attributable to Unifi, Inc. to EBITDA, Adjusted EBITDA Including Equity Affiliates and Adjusted EBITDA are as follows:

	For the Three Months Ended		For the Six Months Ended
	December 27, 2015	December 28, 2014	December 27, 2015	December 28, 2014
Net income attributable to Unifi, Inc.	$6,464	$9,418	$14,489	$16,495
Interest expense, net	641	900	1,462	1,402
Provision for income taxes	2,088	3,193	6,028	7,354
Depreciation and amortization expense	4,151	4,308	8,392	8,649
EBITDA	13,344	17,819	30,371	33,900

Non-cash compensation expense	1,268	1,272	1,552	1,897
Other	573	6	608	751
Adjusted EBITDA Including Equity Affiliates	15,185	19,097	32,531	36,548

Equity in loss (earnings) of Parkdale America, LLC	381	(3,090)	(1,584)	(6,494)
Adjusted EBITDA (1)	$15,566	$16,007	$30,947	$30,054

(1)	Adjusted EBITDA, for the periods shown, includes the Company's portion of income (loss) before income taxes for Repreve Renewables, LLC and equity in earnings of the Company's nylon joint ventures.

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Unifi Announces Second Quarter 2016 Results – page 8

RECONCILIATIONS OF REPORTED RESULTS TO ADJUSTED RESULTS (Unaudited) (Continued)

(amounts in thousands, except per share amounts)

The reconciliations of Income before income taxes, Net income attributable to Unifi, Inc. (“Net Income”) and Basic Earnings Per Share (“EPS”) to Adjusted EPS are as follows:

	For the Three Months Ended December 27, 2015			For the Three Months Ended December 28, 2014
	Income Before Income Taxes	Net Income	Basic EPS	Income Before Income Taxes	Net Income	Basic EPS
GAAP results	$8,282	$6,464	$0.36	$12,315	$9,418	$0.52
Executive transition costs	637	414	0.02	—	—	—
Bargain purchase gain adjustment for an equity affiliate	—	—	—	(384)	(384)	(0.02)
Adjusted results (1) (2)	$8,919	$6,878	$0.38	$11,931	$9,034	$0.50

	For the Six Months Ended December 27, 2015			For the Six Months Ended December 28, 2014
	Income Before Income Taxes	Net Income	Basic EPS	Income Before Income Taxes	Net Income	Basic EPS
GAAP results	$20,008	$14,489	$0.81	$23,151	$16,495	$0.90
Executive transition costs	637	414	0.02	—	—	—
Bargain purchase gain for an equity affiliate	—	—	—	(1,506)	(1,506)	(0.08)
Adjusted results (1) (2)	$20,645	$14,903	$0.83	$21,645	$14,989	$0.82

(1)

Adjusted Net Income represents Net income attributable to Unifi, Inc. calculated under GAAP, adjusted for the approximate after-tax impact of certain events or transactions referenced in the reconciliation which management believes do not reflect the ongoing operations and performance of the Company.

(2)	Adjusted EPS represents Adjusted Net Income divided by the Company’s basic weighted average common shares outstanding.

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Unifi Announces Second Quarter 2016 Results – page 9

NON-GAAP FINANCIAL MEASURES

Certain non-GAAP financial measures included herein are designed to complement the financial information presented in accordance with generally accepted accounting principles in the United States of America ("GAAP") because management believes such measures are useful to investors. These non-GAAP financial measures include, Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), Adjusted EBITDA Including Equity Affiliates, Adjusted EBITDA, Adjusted Net Income and Adjusted EPS.

EBITDA represents Net income or loss attributable to Unifi, Inc. before net interest expense, income tax expense, and depreciation and amortization expense. Adjusted EBITDA Including Equity Affiliates represents EBITDA adjusted to exclude non-cash compensation expense, losses on extinguishment of debt and certain other adjustments. Such other adjustments include restructuring charges and start-up costs, gains or losses on sales or disposals of property, plant and equipment, currency and derivative gains or losses, and other operating or non-operating income or expense items necessary to understand and compare the underlying results of the Company. Adjusted EBITDA represents Adjusted EBITDA Including Equity Affiliates adjusted to exclude equity in loss (earnings) of Parkdale America, LLC.

Adjusted Net Income excludes certain amounts which management believes do not reflect the ongoing operations and performance of the Company. Adjusted Net Income represents Net income attributable to Unifi, Inc. calculated under GAAP, adjusted to exclude the approximate after-tax impact of certain income or expense items (as well as specific impacts to the provision for income taxes) necessary to understand and compare the underlying results of the Company. Such amounts are excluded from Adjusted Net Income in order to better reflect the Company’s underlying operations and performance.

Adjusted EPS represents Adjusted Net Income divided by the Company’s basic weighted average common shares outstanding.

EBITDA, Adjusted EBITDA Including Equity Affiliates, Adjusted EBITDA, Adjusted Net Income and Adjusted EPS are alternative views of performance used by management, and we believe that investors’ understanding of our performance is enhanced by disclosing these performance measures. We believe that the use of EBITDA, Adjusted EBITDA Including Equity Affiliates, Adjusted EBITDA, Adjusted Net Income and Adjusted EPS as operating performance measures provides investors and analysts with a measure of operating results unaffected by differences in capital structures, capital investment cycles, and ages of related assets, among otherwise comparable companies. The Company may, from time to time, change the items included within Adjusted EBITDA, Adjusted Net Income and Adjusted EPS.

Management uses Adjusted EBITDA: (i) as a measurement of operating performance because it assists us in comparing our operating performance on a consistent basis, as it removes the impact of (a) items directly related to our asset base (primarily depreciation and amortization) and (b) items that we would not expect to occur as a part of our normal business on a regular basis; (ii) for planning purposes, including the preparation of our annual operating budget; (iii) as a valuation measure for evaluating our operating performance and our capacity to incur and service debt, fund capital expenditures and expand our business; and (iv) as one measure in determining the value of other acquisitions and dispositions. Adjusted EBITDA is also a key performance metric utilized in the determination of variable compensation.

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Unifi Announces Second Quarter 2016 Results – page 10

We also believe Adjusted EBITDA is an appropriate supplemental measure of debt service capacity, because cash expenditures on interest are, by definition, available to pay interest, and tax expense is inversely correlated to interest expense because tax expense decreases as deductible interest expense increases; and depreciation and amortization are non-cash charges. Equity in earnings of Parkdale America, LLC is excluded because such earnings do not reflect our operating performance. The other items excluded from Adjusted EBITDA, Adjusted Net Income and Adjusted EPS are excluded in order to better reflect the performance of our continuing operations.

In evaluating EBITDA, Adjusted EBITDA Including Equity Affiliates, Adjusted EBITDA, Adjusted Net Income and Adjusted EPS, you should be aware that, in the future, we may incur expenses similar to the adjustments included herein. Our presentation of EBITDA, Adjusted EBITDA Including Equity Affiliates, Adjusted EBITDA, Adjusted Net Income and Adjusted EPS should not be construed as indicating that our future results will be unaffected by unusual or non-recurring items. EBITDA, Adjusted EBITDA Including Equity Affiliates, Adjusted EBITDA, Adjusted Net Income and Adjusted EPS are not determined in accordance with GAAP and should not be considered as substitutes for net income, operating income, earnings per share or any other performance measures determined in accordance with GAAP or as an alternative to cash flow from operating activities as a measure of our liquidity.

Each of our EBITDA, Adjusted EBITDA Including Equity Affiliates, Adjusted EBITDA, Adjusted Net Income and Adjusted EPS measures has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

●     it is not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows;

●     it does not reflect the impact of earnings or charges resulting from matters we consider not indicative of our ongoing operations;

●     it does not reflect changes in, or cash requirements for, our working capital needs;

●     it does not reflect the cash requirements necessary to make payments on our debt;

●     it does not reflect our future requirements for capital expenditures or contractual commitments;

●     it does not reflect limitations on or costs related to transferring earnings from our subsidiaries to us; and

●     other companies in our industry may calculate this measure differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, EBITDA, Adjusted EBITDA Including Equity Affiliates, and Adjusted EBITDA should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or as a measure of cash that will be available to us to meet our obligations, including those under our outstanding debt obligations. You should compensate for these limitations by relying primarily on our GAAP results and using these measures only as supplemental information.

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Unifi Announces Second Quarter 2016 Results – page 11

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

Certain statements included herein contain forward-looking statements within the meaning of federal securities laws about the financial condition and results of operations of Unifi, Inc. (the “Company”) that are based on management’s beliefs, assumptions and expectations about our future economic performance, considering the information currently available to management. The words “believe,” “may,” “could,” “will,” “should,” “would,” “anticipate,” “estimate,” “project,” “expect,” “intend,” “seek,” “strive,” and words of similar import, or the negative of such words, identify or signal the presence of forward-looking statements. These statements are not statements of historical fact; they involve risk and uncertainties that may cause our actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition that we express or imply in any forward-looking statement.

Factors that could contribute to such differences include, but are not limited to: the competitive nature of the textile industry and the impact of worldwide competition; changes in the trade regulatory environment and governmental policies and legislation; the availability, sourcing and pricing of raw materials; general domestic and international economic and industry conditions in markets where the Company competes, such as recession and other economic and political factors over which the Company has no control; changes in consumer spending, customer preferences, fashion trends and end-uses; the financial condition of the Company’s customers; the loss of a significant customer; the success of the Company’s strategic business initiatives; the continuity of the Company’s leadership; volatility of financial and credit markets; the ability to service indebtedness and fund capital expenditures and strategic initiatives; availability of and access to credit on reasonable terms; changes in currency exchange, interest and inflation rates; the ability to reduce production costs; the ability to protect intellectual property; employee relations; the impact of environmental, health and safety regulations; the operating performance of joint ventures and other equity investments; and the accurate financial reporting of information from equity method investees.

All such factors are difficult to predict, contain uncertainties that may materially affect actual results and may be beyond our control. New factors emerge from time to time, and it is not possible for management to predict all such factors or to assess the impact of each such factor on the Company. Any forward-looking statement speaks only as of the date on which such statement is made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, except as may be required by federal securities law. The above and other risks and uncertainties are described in the Company’s most recent annual report on Form 10-K, and additional risks or uncertainties may be described from time to time in other reports filed by the Company with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

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